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Exhibit 10.11

Revolving Note

        Revcare, Inc. (the "Company") promises to pay upon demand to the order of Manuel Occiano or Russell E. Mohrmann ("Note Holder"), the sum of Three Hundred Fifty Thousand and no/100 Dollars or the unpaid portion of any advances made under this note plus interest and costs actually incurred under the Imperial Bank Master Revolving Note ("Master Note") between Imperial Bank and the Note Holder dated September 24, 2001.

        The Company acknowledges that this Note matures upon issuance, and that the note Holder, at any time, without notice, and without reason, may demand that this note be immediately paid in full.

        The Company waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices and agrees that no extension or indulgence to the Company or release, substitution or nonenforcement of any security, or release or substitution of the Company, or any other party, whether with or without notice, shall affect the obligation of the undersigned. The Company waives all defenses or right to discharge available under Section 3-605 of the California Uniform Commercial Code and waives all other suretyship defenses or right to discharge.

        The Company agrees to reimburse the Note Holder for any and all costs and expenses incurred in collecting or attempting to collect this note or incurred in any other matter or proceeding relating to this note or the Master Note.

        The Company acknowledges and agrees that there are no contrary agreements, oral or written, establishing a term of this Note and agrees that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by the Note Holder expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. This Note is made in the State of California and shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of laws principles. Disputes arising under this agreement are to be settled by Binding Arbitration with the loser paying all costs incurred in the arbitration process.

Revcare, Inc.		September 28, 2001

by: Fred McGee, Chief Financial Officer and Secretary

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  Exhibit 10.11
Revolving Note